[Letterhead of Deloitte & Touche LLP]







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements (Nos. 33-77722, 2-82948 and 33-27930) of Certron Corporation on Form S-8 of our report dated January 24, 1994, appearing in this Annual Report on Form 10-K of Certron Corporation for the year ended October 31, 1995.



/s/ Deloitte & Touche LLP
January 25, 1996



















                               EXHIBIT 23.2